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EXHIBIT (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

DOVER INVESTMENTS CORPORATION

to

DOVER ACQUISITION CORP.,

an affiliate of

THE LAWRENCE WEISSBERG REVOCABLE LIVING TRUST
(Not to be Used for Signature Guarantees)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON FRIDAY, OCTOBER 22, 2004, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share (collectively the "Shares"), of Dover Investments Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date, or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary and must include a signature guarantee from an Eligible Institution (as defined in the Offer to Purchase, dated September 23, 2004) in the form set forth herein. See "The Tender Offer—Section 3. Procedures for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:
MELLON INVESTOR SERVICES LLC
BY FACSIMILE TRANSMISSION:
(For Eligible Institutions)
(201) 296-4293
 (Confirm receipt of facsimile):
(201) 296-4860

By Mail	By Overnight Courier	By Hand
Reorganization Department P.O. Box 3301 South Hackensack, New Jersey 07606	Reorganization Department 85 Challenger Road Mail Stop—Reorg Ridgefield Park, New Jersey 07660	Reorganization Department 120 Broadway, 13th Floor New York, New York 10271

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        Ladies and Gentlemen:

        The undersigned hereby tender(s) to Dover Acquisition Corp., a Delaware corporation ("Purchaser") and an affiliate of The Lawrence Weissberg Revocable Living Trust ("Trust"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 23, 2004 (the "Offer to Purchase"), and the related Letters of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase "The Tender Offer—Section 3. Procedures for Tendering Shares."

Class A Common Stock	Class B Common Stock

Certificate Nos. (if available)	Certificate Nos. (if available)

Name(s) of Record Holders (Please Type or Print)
Number of Shares Tendered	Number of Shares Tendered
Check this box if Shares will be delivered by book-entry transfer: ☐	Check this box if Shares will be delivered by book-entry transfer: ☐	Address(es):
Account No.	Account No.

Dated: , 2004	Dated: , 2004	Zip Code Daytime Area Code and Telephone No.: ( )
Signature(s) of Holder(s)

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THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing all Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case together with the appropriate blue or yellow Letter(s) of Transmittal (or a photocopy thereof), properly completed and duly executed, with any required signature guarantees (or, in connection with a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)), and any other documents required by the Letters of Transmittal within three New York Stock Exchange trading days after the Expiration Date.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the appropriate blue or yellow Letter(s) of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm	Authorized Signature
Address	Title:
Zip Code	Name of Firm: Please Type or Print
Telephone No. (including Area Code)	Dated:	, 2004
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER(S) OF TRANSMITTAL.

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  EXHIBIT (a)(1)(iv)
NOTICE OF GUARANTEED DELIVERY for Tender of Shares of Common Stock of DOVER INVESTMENTS CORPORATION to DOVER ACQUISITION CORP., an affiliate of THE LAWRENCE WEISSBERG REVOCABLE LIVING TRUST (Not to be Used for Signature Guarantees)
THE GUARANTEE BELOW MUST BE COMPLETED